UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described below, TILT Holdings Inc. (the “Company”) entered into an amendment to an executive employment agreement as well as two executive employment agreements with various officers of the Company.

Dana R. Arvidson

On December 1, 2022, the Company entered into an amendment (the “Amendment’) to the executive employment agreement with Dana R. Arvidson dated June 23, 2021 (the “Arvidson Employment Agreement”). Pursuant to the Amendment, Mr. Arvidson is to serve as the Chief Financial Officer of the Company for an employment term of four years commencing on December 1, 2022. All other terms of the Arvidson Employment Agreement remain unamended and in full force and effect.

Brad Hoch

On November 29, 2022, the Company entered into an executive employment agreement with Brad Hoch, to be effective December 1, 2022 (the “Hoch Employment Agreement”), pursuant to which Mr. Hoch will serve as the Chief Accounting Officer of the Company. The Hoch Employment Agreement sets forth the principal terms and conditions of his employment including an employment term of four years commencing on December 1, 2022, and including an annualized base salary of $300,000. The Hoch Employment Agreement provides that Mr. Hoch may be eligible to receive an incentive bonus, in an amount to be determined by the Company, in its sole discretion, based upon business factors. Any incentive bonus shall have a 60% payout at target and consist of two components: 80% of the incentive bonus shall be based upon Company financial performance and 20% of the incentive bonus shall be comprised of individual performance goals.

On June 26, 2020, Mr. Hoch was granted an equity grant, as determined by the Board, pursuant to the Company’s Amended and Restated 2018 Stock and Incentive Plan (the “Plan”), for [options to purchase] 400,000 common shares (“2020 Options”). The 2020 Options have vested. On June 26, 2020, pursuant to the Company’s Share Grant Agreement and outside of the Plan, Mr. Hoch was granted an additional equity award of 41,509 common shares free of any vesting restrictions and fully vested as of June 26, 2020 (“Additional Award” together with the 2020 Options, the “2020 Hoch Equity Awards”). The Hoch Employment Agreement does not modify the terms of the 2020 Hoch Equity Awards and they remain in full force and effect. The vesting schedule for any unvested equity awards shall be accelerated if Mr. Hoch’s employment is terminated either by the Company without cause, by Mr. Hoch for good reason, as a result of the death or disability, or if Mr. Hoch’s employment is terminated as a result of change in control. Throughout the course of his employment, Mr. Hoch is entitled to participate in in all group welfare benefit and retirement plans and programs and other fringe benefit plans and program.

Pursuant to the Hoch Employment Agreement, in the event of termination for cause by the Company or resignation without good reason, Mr. Hoch is entitled to receive accrued amounts (including accrued but unpaid base salary and any accrued but unused paid time off, reimbursement for unreimbursed expenses and any such executive benefits including any unpaid incentive bonus earned as well as equity compensation, if vested). In the event of termination without cause or resignation with good reason, Mr. Hoch is entitled to receive accrued amounts and a severance payment equal to a flat twelve months of Mr. Hoch’s annual base salary, subject to Mr. Hoch’s execution of a release of claims in favor of the Company. For all outstanding equity awards granted to Mr. Hoch, the time vesting schedule for PSUs, for which the stock price vesting conditions have been met, will be accelerated to the date of termination and for RSUs Mr. Hoch shall receive 12 months service credit for each year of service. In addition, if Mr. Hoch timely and properly elects health continuation coverage under COBRA, the Company shall provide a partial reimbursement for monthly health care insurance premiums increase paid by Mr. Hoch for himself and his dependents.

Upon the occurrence of a change of control event, Mr. Hoch would receive any accrued amounts and a lump sum severance payment equal to a flat eighteen months (or 1.5x) of Mr. Hoch’s annual base salary, plus his full incentive bonus for that fiscal year, subject to Mr. Hoch’s execution of a general release in favor of the Company. In addition, all target common share prices from Mr. Hoch’s equity award will be deemed to have been met. If Mr. Hoch’s equity award is equitably assumed by the ongoing corporation based on its value at the change in control event, vesting will occur in accordance with the original time vesting schedule. If Mr. Hoch’s employment is terminated without cause after the change of control event, any unvested portion of Mr. Hoch’s equity award will vest upon the termination date. Notwithstanding the forgoing, if the ongoing corporation does not equitably assume Mr. Hoch’s equity award, vesting will accelerate to the change of control date. Additionally, if Mr. Hoch’s timely and properly elected continuing health coverage under COBRA, Mr. Hoch will receive partial reimbursement for the monthly health care insurance premiums increase paid by Mr. Hoch for himself and his dependents.

Christopher Kelly

On December 1, 2022, the Company entered into an executive employment agreement with Christopher Kelly, to be effective December 1, 2022 (the “Kelly Employment Agreement”), pursuant to which Mr. Kelly will serve as the Chief Revenue Officer of the Company. The Kelly Employment Agreement sets forth the principal terms and conditions of Mr. Kelly’s employment including an employment term of four years commencing on December 1, 2022 and including an annualized base salary of $250,000. The Kelly Employment Agreement provides that he may be eligible to receive an incentive bonus, in an amount to be determined by the Company, in its sole discretion, based upon business factors. Any incentive bonus shall have a 60% payout at target and consist of two components: 80% of the incentive bonus shall be based upon Company financial performance and 20% of the incentive bonus shall be comprised of individual performance goals.

Pursuant to the terms of the Kelly Employment Agreement, Mr. Kelly is eligible for an equity grant, pursuant to the Plan, representing a total of 562,500 common shares, to be composed of 30% restricted stock units (“RSUs”) which would be time-based and [the shares underlying the RSUs would be] awarded if Mr. Kelly meets his tenure requirement and 70% performance stock units (“PSUs”) which would be performance-based and [the shares underlying the PSUs] would be awarded if the Company meets the stock price target for a particular period (“Kelly Equity Awards”). The Kelly Equity Awards, when granted, shall vest, subject to the achievement of performance conditions as well as Mr. Kelly’s continued employment by the Company, in accordance with the following vesting schedule: (i) twenty-five (25)% percent of the PSUs and RSUs shall vest on May 23, 2023; (ii) an additional twenty-five (25)% percent shall vest on May 23, 2024; (iii) an additional twenty-five (25)% percent shall vest on May 23, 2025; and (iv) the final twenty-five (25)% percent shall vest on May 23, 2026. Throughout the course of his employment, Mr. Kelly is entitled to participate in in all group welfare benefit and retirement plans and programs and other fringe benefit plans and program.

Pursuant to the Kelly Employment Agreement, in the event of termination for cause by the Company or resignation without good reason by Mr. Kelly, he is entitled to receive accrued amounts (including accrued but unpaid base salary and any accrued but unused time off, reimbursement for unreimbursed expenses and any such executive benefits including any unpaid incentive bonus earned as well as equity compensation, if vested). In the event of termination without cause or resignation with good reason, Mr. Kelly is entitled to receive accrued amounts and a severance payment equal to a flat twelve months of Mr. Kelly’s annual base salary, subject to Mr. Kelly’s execution of a release of claims in favor of the Company. For all outstanding equity awards granted to Mr. Kelly, the time vesting schedule for PSUs, for which the stock price vesting conditions have been met, will be accelerated to the date of termination, and for RSUs, Mr. Kelly shall receive 12 months service credit for each year of service. In addition, if Mr. Kelly timely and properly elects health continuation coverage under COBRA, the Company shall provide a partial reimbursement for monthly health care insurance premiums increase paid by Mr. Kelly for himself and his dependents.

Upon the occurrence of a change of control event, Mr. Kelly would receive any accrued amounts and a lump sum severance payment equal to a flat eighteen months (or 1.5x) of Mr. Kelly’s annual base salary, plus his full incentive bonus for that fiscal year, subject to Mr. Kelly’s execution of a general release in favor of the Company. In addition, all target common share prices from Mr. Kelly’s equity award will be deemed to have been met. If Mr. Kelly’s equity award is equitably assumed by the ongoing corporation based on its value at the change in control event, vesting will occur in accordance with the original time vesting schedule. If Mr. Kelly’s employment is terminated without cause after the change of control event, any unvested portion of Mr. Kelly’s equity award will vest upon the termination date. Notwithstanding the forgoing, if the ongoing corporation does not equitably assume Mr. Kelly’s equity award, vesting will accelerate to the change of control date. Additionally, if Mr. Kelly timely and properly elected continuing health coverage under COBRA, Mr. Kelly will receive partial reimbursement for the monthly health care insurance premiums increase paid by Mr. Kelly for himself and his dependents.

The foregoing descriptions of the Amendment, the Hoch Employment Agreement, and the Kelly Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Amendment to Executive Employment Agreement dated December 1, 2022 by and between TILT Holdings Inc. and Dana Arvidson.
10.2*	TILT Executive Employment Agreement dated November 29, 2022 by and between TILT Holdings Inc. and Brad Hoch.
10.3*	TILT Executive Employment Agreement dated December 1, 2022 by and between TILT Holdings Inc. and Christopher Kelly.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Indicates a management contract or compensatory plan, contract or arrangement in which directors or executive officers participate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: December 1, 2022	By:	/s/ Gary F. Santo, Jr.
	Name:	Gary F. Santo, Jr.
	Its:	Chief Executive Officer